UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Copies of all communications to:
Robert Newman, Esq.
Newman & Morrison LLP
44 Wall Street, 20th Floor
New York, NY  10005
Tel. (212) 248-1001    Fax: (212) 202-6055

SMARTHEAT INC.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

August 8, 2011

To The Stockholders of SmartHeat Inc.:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), commencing at 10:00 a.m. on Friday, September 23, 2011 (China Standard Time), at our corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110141.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010, with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the Annual Stockholders Meeting section of our Investor Relations website.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

Thank you for your continued interest and support.

Sincerely,

Mr. Jun Wang
Chairman of the Board and Chief Executive Officer

SMARTHEAT INC.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 23, 2011

August 8, 2011

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), will be held on Friday, September 23, 2011 (China Standard Time) at our corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110141, commencing at 10:00 a.m. (China Standard Time) for the purposes of considering and acting upon the following proposals:

1.	To elect five directors to the board of directors (the “Board of Directors”) of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To approve the 2010 compensation awarded to named executive officers;

4.	To determine the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

You are entitled to vote only if you were a SmartHeat stockholder as of the close of business on July 29, 2011 (Record Date). You are entitled to attend the Annual Meeting only if you were a SmartHeat stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

The Annual Meeting will begin promptly at 10:00 a.m. (China Standard Time). Check-in will begin at 9:00 a.m. (China Standard Time), and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 3 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Mr. Jun Wang
Chairman of the Board and Chief Executive Officer

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about August 8, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our board of directors has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at SmartHeat’s 2011 Annual Meeting of Stockholders, which will take place on Friday, September 23, 2011, at 10:00 a.m. (China Standard Time), at our headquarters located at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110141. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance, and certain other required information.

Q: Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the Securities and Exchange Commission (SEC), we may furnish proxy materials, including this proxy statement and our 2010 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: How do I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the internet; and
•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: What items of business will be voted on at the Annual Meeting?

A: The items of business scheduled to be voted on at the Annual Meeting are:

•	To elect five directors to the board of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified.
•	To ratify the appointment of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
•	To approve the 2010 compensation awarded to named executive officers.
•	To determine the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers.
•	To transact such other business as may properly come before the Annual Meeting.

Q: How does the board of directors recommend that I vote?

A: Our board of directors recommends that you vote your shares:

•	“For” each of the nominees to the board of directors.
•	“For” the ratification of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
•	“For” the approval of 2010 compensation awarded to named executive officers.
•	Every “3 Years” for frequency of the stockholder advisory votes regarding compensation to named executive officers.

Q: What shares can I vote?

A: Each share of SmartHeat common stock issued and outstanding as of the close of business on the Record Date for the 2011 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date we had 38,601,939 shares of common stock issued and outstanding.

Q: How many votes am I entitled to per share?

A: Each holder is entitled to one vote for each share of common stock held as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most SmartHeat stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by SmartHeat. As the stockholder of record, you have the right to grant your voting proxy directly to SmartHeat or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, SmartHeat has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q: How can I contact SmartHeat’s transfer agent?

A: Contact our transfer agent by either writing to Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, or by telephoning 801-272-9294.

Q: How can I attend the Annual Meeting?

A: You are entitled to attend the Annual Meeting only if you were a SmartHeat stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to July 29, 2011, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 10:00 a.m. (China Standard Time). Check-in will begin at 9:00 a.m. (China Standard Time), and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to SmartHeat’s Corporate Secretary at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang China 110141, prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SmartHeat or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to SmartHeat management.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of SmartHeat as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A: In the election of directors (proposal number 1), you may vote “For” all or some of the nominees or your vote may be “Withheld” with respect to one or more of the nominees.

With respect to the advisory vote on the frequency of holding future stockholder advisory votes regarding compensation awarded to named executive officers (proposal number 4), you may vote “1 Year,” “2 Years,” “3 Years,” or “Abstain.” If you elect to “Abstain,” the abstention does not count in the determination of which alternative receives the highest number of votes cast.

For the other items of business, you may vote “For,” “Against,” or “Abstain.” If you elect to “Abstain,” the abstention has the same effect as a vote “Against.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the five persons receiving the highest number of affirmative “For” votes at the Annual Meeting will be elected.

The approval of the following proposals requires the affirmative “For” vote of a majority of those shares present in person or represented by proxy and entitled to vote on them at the Annual Meeting: (1) the ratification of the appointment of Goldman, Kurland and Mohidin, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and (2) the approval of the 2010 compensation awarded to named executive officers. In the case of the proposal to determine the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers, the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by stockholders.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Goldman, Kurland and Mohidin, LLP as SmartHeat’s independent registered public accounting firm for the fiscal year ending December 31, 2011. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes against each of the matters scheduled to be voted on at the Annual Meeting, except the proposal to determine the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. Abstentions will have no effect on the outcome of that proposal.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors or on executive compensation matters in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Annual Meeting?

A: Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Jun Wang, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be Robert Newman, Esq., counsel to the Company.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: SmartHeat will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Annual Meeting?

A: We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A: Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to SmartHeat’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2012 Annual Meeting of Stockholders, the Corporate Secretary of SmartHeat must receive the written proposal at our principal executive offices no later than Tuesday, April 10, 2012; provided, however, that in the event that we hold our 2012 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2011 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

For a stockholder who wishes to present a proposal before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must deliver a timely written notice to our Corporate Secretary. To be timely for our 2012 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

       •      not later than the close of business on Monday, June 11, 2012.

In the event that we hold our 2012 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2011 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

       •      the 10th day following the day on which notice of the meeting date is mailed, or

       •      the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the Corporate Secretary of SmartHeat at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Consideration of Director Nominees” on page 12 of this proxy statement.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our current executive officers and directors, and Mr. Kong who is nominated for a positions on the board of directors, and their ages, positions and biographical information, are as follows:

Name	Age	Position
Jun Wang	43	Chairman of the Board of Directors, President and Chief Executive Officer
Zhijuan Guo	46	Chief Financial Officer and Treasurer
Huajun Ai	40	Corporate Secretary
Xudong Wang	37	Vice President of Strategy and Development
Arnold Staloff	66	Director
Weiguo Wang	47	Director
Xin Li	39	Director
Qingtai Kong	67	Director Nominee

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Each executive officer is a full time employee. Our directors hold office for one-year terms or until their successors have been elected and qualified. There are no family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. There are no arrangements or understandings between any of our directors or executive officers and any other persons pursuant to which such director or executive officer was selected in that capacity.

Jun Wang, Chairman of the Board of Directors, President and Chief Executive Officer

Mr. Wang was appointed as our Chairman of the Board of Directors, President and Chief Executive Officer on April 14, 2008. Mr. Wang founded Taiyu and was appointed Director, Chief Executive Officer and Chairman of Taiyu in 2002. Prior to that, Mr. Wang was the Assistant General Manager of Beijing HotNet Company, a large PHE components supplier in China. Mr. Wang gained substantial industry experience during his tenure as the sales manager at Honeywell China between 1996 and 1999. He started his professional career in 1994 as a Regional Sales Director at ALFA LAVAL, a global leader in the PHE industry. Mr. Wang earned a master’s degree in Engineering from China’s “MIT” – the renowned Tsinghua University. Mr. Wang is fluent in English. Mr. Wang was one of our original founders and has been a director and executive officer of the company for over eight years. As a result, he brings extensive knowledge of our operations and long-term strategy to the Board of Directors. The Board of Directors believes that Mr. Wang’s vision, leadership and extensive knowledge about us and our industry is essential to our future growth. His skills include operations, marketing, business strategy and product development, risk assessment and stockholder relations.

Zhijuan Guo, Chief Financial Officer and Treasurer

Ms. Guo was appointed as our Chief Financial Officer on April 14, 2008. Ms. Guo joined Taiyu in 2002 as Chief Financial Officer. Prior to that time, she served as the Production Planning Director of Shenyang Thermoelectric Co. Ltd. She obtained her MBA in Finance from Shenyang North Eastern University and served as the finance manager of a local Real Estate Development Firm from 1993 to 1999. From March 1999 to November 2000, she also served as Auditing Director of Shenyang Dongyu Group Corp.

Xudong Wang, Vice President of Strategy and Development

Mr. Wang joined SmartHeat on February 1, 2010, as our Vice President of Strategy and Development. Prior to that time, Mr. Wang served as Vice President (Greater China) for China US Bridge Capital Limited, an international financial firm. From June 2007 to April 2009, Mr. Wang served as the Chief Financial Officer of QKL Stores, Inc., a NASDAQ-listed supermarket and department store chain in Northeast China. From April 2006 to May 2007, Mr. Wang served as Chief Financial Officer of ThyssenKrupp Presta Fawer Ltd., a Chinese subsidiary of a leading German manufacturing group. From April 2005 to April 2006, Mr. Wang served as the Financial Controller for Electronics, GmbH in Frankfurt, Germany. Mr. Wang earned his Master of International Business Administration from the University of Hamburg and his Bachelor of Accounting & Finance from the Shandong University of Finance.

Huajun Ai, Corporate Secretary

Ms. Ai was appointed as our Corporate Secretary on April 14, 2008. Ms. Ai joined Taiyu in 2002 as Corporate Secretary. From December 2000 to October 2002, she served as an accountant at Shenyang Dongyu International Trade Co., Ltd. From July 1994 to November 2000, Ms. Ai served as an accountant at Northeast Jin Cheng Industrial Corp. Ms. Ai obtained her bachelor’s degree in Foreign Trade Accounting from Shenyang North Eastern University in 1994.

Arnold Staloff, Director

Mr. Staloff was appointed to our Board of Directors on June 19, 2008, and serves currently as the Chairman of our Audit Committee and member of our Compensation Committee and Nominating and Corporate Governance Committee. Mr. Staloff brings to the Board of Directors a long and successful business career, with extensive experience at both the management and board levels. Mr. Staloff has served as a director and the Chairman of the Audit Committee at NASDAQ-listed Deer Consumer Products, Inc., a small home and kitchen electronic products manufacturer, since 2009, and CleanTech Innovations, Inc., a manufacturer of structural towers for megawatt-class wind turbines, since 2010. From 2007 until his resignations in July 2010, Mr. Staloff served as a director and the Chairman of the Audit Committee at NASDAQ-listed Shiner International, Inc., a packaging and anti-counterfeit plastic film company, and NASDAQ-listed AgFeed Industries, Inc., a feed and commercial hog producer. Mr. Staloff served as a director for Lehman Brothers Derivative Products Inc. from 1994 until October 2008. From December 2005 to May 2007, Mr. Staloff served as Chairman of the Board of SFB Market Systems, Inc., a New Jersey-based company that provided technology solutions for the management and generation of options series data. From June 1990 to March 2003, Mr. Staloff served as President and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. During 1989 and 1990, Mr. Staloff served as President and Chief Executive Officer of Commodity Exchange, Inc., or COMEX. Mr. Staloff started his professional career in 1968 at the U.S. Securities and Exchange Commission. Mr. Staloff has been credited with the introduction of Options on Foreign Currencies and the precursor to Spydrs. His skills include financial analysis and accounting expertise.

Weiguo Wang, Director

Mr. Wang was appointed to our Board of Directors on June 19, 2008, and serves currently as the Chairman of our Compensation Committee and member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. Wang brings over six years of relevant industry oversight and extensive engineering experience to the Board. Mr. Wang serves as Assistant Secretary General of the China Standardization Committee on Boilers and Pressure Vessels, a position he has held since March 2005. Additionally, Mr. Wang has served as a Director of the China Special Equipment Inspection and Research Agency since January 2007 and Deputy General Manager of Boilers Standard (Beijing) Technology Services Center Co., Ltd. since March 2004. From July 2001 to December 2003, Mr. Wang was a teacher at Tianjin University, China. Mr. Wang holds a bachelor’s degree in Mechanics, a master’s degree in Fluid Mechanics and a PhD in Fluid Mechanics, all from Beijing University. His skills include business analysis, industry analysis, and long-range planning, especially as applied to manufacturing and standards implementation.

Xin Li, Director

Mr. Li was appointed to our Board of Directors on July 29, 2009, and serves as the Chairman of our Nominating and Corporate Governance Committee and member of our Audit Committee and Compensation Committee. Mr. Li brings more than a decade of corporate governance and industrial operations management experience to the Board. He is a renowned management consultant in China and currently serves as the general manager of Beijing ShengGao Consulting Co., Ltd., a strategic advisory firm founded by him more than 10 years ago that focuses on providing strategic guidance and management training to global companies. He also serves as an independent director and chairs the audit and various governance committees at several large Chinese domestic companies not listed in the United States. Mr. Li is a prolific writer in strategies and management issues. He has authored several books in the areas of management science and strategic planning. Mr. Li is proficient in Mandarin Chinese and English. He has an MBA and is a Research Fellow at the Management Science Center of Beijing University.

Qingtai Kong, Director Nominee

Mr. Kong was nominated for election to the Board of Directors on July 13, 2011. Mr. Kong is a senior engineer and has had over 20 years of management experience in the gas supply and heating industry. He is also the current commissioner of China’s Industrial Gas Committee. Mr. Kong’s career in the gas industry began with his position as chief engineer of the gas network project in the city of Qin Huang Dao. Mr. Kong served in this capacity from December 1998 to April 1991 at which point he was promoted to general manager of the gas supply corporation of Qin Huang Dao, a state utility company located in Hebei Province. Mr. Kong held this position until April 1995, after which he became the chief director of the district heating bureau of Qin Huang Dao.

Board Meetings

Our Board of Directors held four quarterly meetings during fiscal year 2010, which does not include actions taken by written consent or committee meetings.  Each director attended at least 75% of the meetings of the Board of Directors held during the period for which he has been a director and the meetings of the Board committees on which he served during the periods that he served in fiscal year 2010.  Under our Corporate Governance Guidelines, directors are expected to attend all meetings of our Board of Directors, all meetings of any committee of which he is a member and the annual meeting of stockholders, in addition to spending the time necessary to discharge properly his respective duties and responsibilities.  All members of the Board of Directors were in attendance at the Company’s 2010 Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

Mr. Wang has served as our Chairman of the Board of Directors, Chief Executive Officer, and President since April 14, 2008. We continue to believe that our leadership structure is appropriate because Mr. Wang takes an active role in board functions and was one of the original founders of Taiyu in 2002, which is now a wholly-owned subsidiary of the Company. Under Mr. Wang’s leadership, our management team has executed a strategy that has significantly improved our earnings growth, cash flow stability, and competitiveness in the domestic Chinese market. We do not currently have a lead independent director.

As part of its oversight functions, the Board of Directors is responsible for the oversight of risk management at the Company.  Our Board of Directors delegates risk oversight to our Audit Committee, which considers and addresses risk assessment and risk management issues and concerns, and reviews with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

Director Independence

Subject to certain exceptions, under the listing standards of NASDAQ, a listed company’s board of directors must consist of a majority of independent directors.  Our Board of Directors has determined that each of Messrs. Staloff, Wang and Li are independent directors for the purposes of the NASDAQ’s listed company standards currently in effect and approved by the SEC and all applicable rules and regulations of the SEC.  We have established the following standing committees of the Board of Directors: Audit, Compensation and Nominating and Corporate Governance.  All members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the “independence” standards applicable to members of each such committee.  The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and, on transactions by the directors with the Company, if any.  The Board of Directors considered relationships and transactions between each director, or any member of his immediate family, and the Company, its subsidiaries and its affiliates.  The purpose of the Board of Directors’ review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ rules.

Nominating and Corporate Governance Committee

We established our Nominating and Corporate Governance Committee (the “Nominating Committee”) in April 2009.  The Nominating Committee consists of Messrs. Staloff, Li and Dr. Wang, each of whom is an independent director.  Mr. Li is the Chairman of the Nominating Committee.  The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual meeting and fills any vacancies on our Board of Directors, considers any nominations of director candidates validly made by stockholders (the process for which is set forth herein under the section entitled “Stockholder Nominations for Directors”), and reviews and considers developments in corporate governance practices.  The Nominating Committee held no meetings during fiscal year 2010, which does not include actions taken by written consent.  The Board of Directors has adopted a written charter for the Nominating Committee, the current copy of which is available on our website at www.smartheatinc.com.

Consideration of Director Nominees

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the board of directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the board of directors and to address the membership criteria set forth below. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and SmartHeat within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of our shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board of directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the board of directors should be sent to:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by our board of directors. While our board of directors has not adopted a formal diversity policy or specific standards with regard to the selection of director nominees, due to the global and complex nature of our business, the board of directors believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates.

Although our board of directors has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess, when considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities of a candidate: educational background, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, and ability to represent the best interests of our stockholders.

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the board of directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Audit Committee and Audit Committee Financial Expert

We have established a separately-designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Messrs. Staloff, Li and Dr. Wang, each of whom is an independent director. Mr. Staloff, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our Board of Directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee held four meetings during fiscal year 2010, which does not include actions taken by written consent. As more fully described in its charter, a copy of which is available on our website at www.smartheatinc.com, the functions of the Audit Committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;

•	review the arrangements for and scope of the audit by independent auditors;

•	review the independence of the independent auditors;

•	consider the adequacy and effectiveness of the internal controls over financial reporting;

•	pre-approve audit and non-audit services;

•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

•	review and approve any related party transactions;

•	discuss with management our major financial risk exposures and our risk assessment and risk management policies; and

•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

Compensation Committee

We established our Compensation Committee in April 2009.  The Compensation Committee consists of Messrs. Staloff, Li and Dr. Wang, each of whom is an independent director.  Dr. Wang is the Chairman of the Compensation Committee.  The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plan, including the approval of grants under such plan to our directors, employees and consultants.  The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer.  The Compensation Committee may delegate its authority to subcommittees, but may not delegate its responsibilities for any matters involving executive compensation unless all members of such subcommittee qualify as independent directors.  The Compensation Committee may consult with the Chief Executive Officer and other members of management in the exercise of its duties.  Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the executive officers, including the Chief Executive Officer.  The Compensation Committee held no meetings during fiscal year 2010, which does not include actions taken by written consent.  The Board of Directors has adopted a written charter for the Compensation Committee, the current copy of which is available on our website at at www.smartheatinc.com.

The compensation of our executive officers and other employees is composed of base salaries and equity compensation.  The compensation of our executive officers appointed prior to the establishment of our Compensation Committee in April 2009, including our Chief Executive Officer, was determined by our then existing executive officers.  The Compensation Committee has determined the compensation of all executive officers appointed subsequent to the establishment of our Compensation Committee in April 2009.  The Compensation Committee will review base salaries of the executive officers, taking into consideration the Company’s overall financial position and the state of its business.  The Compensation Committee will determine any increase in compensation, with respect to each officer, based on individual performance, level of responsibility, and skills and experience, taking into account the anticipated level of difficulty in replacing such officers and employees with persons of comparable experience, skill and knowledge.

The Committee has the exclusive authority to hire compensation, accounting, legal or other advisors. In connection with any such hiring, the Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Committee with data regarding compensation trends, assisting the Committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions. The Committee did not retain an outside compensation consultant in 2010.

Communications with the Board of Directors

Stockholders may contact the board of directors about bona fide issues or questions about SmartHeat by sending an email to info@smartheatinc.com or by writing the Corporate Secretary at the following address:

SmartHeat Inc.
Attn: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

Any matter intended for the board of directors, or for any individual member or members of the board of directors, should be directed to the email address or street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the board of directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of July 29, 2011, regarding the number of shares of our common stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our named executive officers and directors as a group. The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. As of July 29, 2011, there were 38,601,939 shares of our common stock issued and outstanding.

Except as otherwise indicated, the address of each of the shareholders listed below is: c/o SmartHeat Inc., A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110141.

Name of beneficial owner	Number of shares		Percent of class
5% Shareholders
Beijing YSKN Machinery & Electronic Equipment Co., Ltd Rm 1106, Huapu International Plaza No.19, Chaowai Street, Chaoyang District Beijing, China	6,808,000	(1)	17.64%
Yang In Cheol #630-5, Namchon-Dong Namdong-Yu Incheon, South Korea 302-405	3,848,000	(2)	9.97%
ShenYang ZhiCe Investment Co., Ltd No. 1 Yuebin Street Shenhe District Shenyang, China 110027	2,960,000	(3)	7.67%

Directors and Named Executive Officers
Jun Wang, Chairman and Chief Executive Officer	3,404,000	(1)	8.82%
Arnold Staloff, Director	18,366	(4)	* %
Wenbin Lin, Director	473,600	(5)	1.23%
All Directors and Named Executive Officers as a Group (7 Persons)	3,895,966		10.10%

(1)
Disclosed on Amendment No. 1 to the Schedule 13D for Beijing YSKN Machinery & Electronic Equipment Co., Ltd (“Beijing YSKN”) filed on June 30, 2008, for beneficial ownership as of May 7, 2008. Beijing YSKN has sole power to vote and dispose of the shares owned by it. Jun Wang and Fang Li each hold 50% of the equitable and legal rights, title and interests in and to the share capital of Beijing YSKN and, as a result of such ownership, each of Messrs. Wang and Li has the shared power to vote and dispose of the shares held by Beijing YSKN.

(2)	Disclosed on the Schedule 13G for Yang In Cheol filed on April 25, 2008, for beneficial ownership as of April 14, 2008.
(3)
Disclosed on the Schedule 13G for ShenYang ZhiCe Investment Co., Ltd (“ShenYang ZhiCe”) filed on April 25, 2008, for beneficial ownership as of April 14, 2008. ShenYang ZhiCe has sole power to vote and dispose of the shares owned by it. ShenYang ZhiCe is owned by Mses. Huiqin Wang and Dongmei Li and Mr. Zhaohui Lin, with each sharing power to vote and dispose of the shares held by ShenYang ZhiCe. Ms. Li and Mr. Lin are adult children of Wenbin Lin, a director of SmartHeat. Neither Wenbin Lin nor SmartHeat have any interest in, or other relationship with, ShenYang ZhiCe.

(4)
Consists of options to purchase 6,666 shares of our common stock and warrants to purchase 1,500 shares of our common stock that are exercisable within 60 days of March 9, 2011, and 100 shares owned by Mr. Staloff’s spouse.

(5)	Consists of 473,600 shares beneficially owned by Mr. Lin’s spouse through her ownership of 16% equity interest in ShenYang ZhiCe. Mr. Lin disclaims beneficial ownership of these shares.

* Represents less than 1% of shares outstanding.

We are not aware of any arrangements that could result in a change in control of the company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common stock to file reports regarding ownership of, and transactions in, our securities with the Commission and to provide us with copies of those filings. Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that the following reporting person failed to file such reports on a timely basis during 2010:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Xudong Wang, Vice President of Strategy and Development	1	-	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with any related persons (as that term is defined in Item 404 in Regulation S-K) during 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

We have adopted a policy in connection with related party transactions involving our company. The policy requires the approval by our Audit Committee for any transaction, arrangement or relationship in which (i) the aggregate amount involved will or may be expected to reach $50,000 in any calendar year, (ii) we are a participant and (iii) any related person has or will have an interest. Related persons include our executive officers, directors, greater than 5% shareholders or immediate family members of any of the foregoing. Pursuant to the policy, the Audit Committee, among other factors, is required to take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. In addition, the Chairman of the Audit Committee has the authority to approve or ratify any interested transaction with a related person in which the aggregate amount involved is expected to be less than $25,000.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation paid to our named executive officers in 2010 as well as the objectives and material factors underlying our compensation policies and decisions for these executive officers.

The Compensation Committee, which we refer to in this discussion as the Committee, of our Board of Directors has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to our “named executive officers” is fair, reasonable and competitive. Our Chairman, President and Chief Executive Officer reviews and revises individual compensation, assists the Committee with its understanding of the employment market in the regions of the PRC in which we conduct operations and presents his recommendations to the Committee for its ultimate review and approval. Our Chairman, President and Chief Executive Officer is not involved in decisions relating to his own compensation.

The information in this discussion explains how the Committee made its compensation decisions for our named executive officers in 2010. For 2010, our named executive officers were: Jun Wang, Chairman, President and Chief Executive Officer; Zhijuan Guo, Chief Financial Officer; Xudong Wang, Vice President of Strategy and Development; and Huajun Ai, Corporate Secretary.

Oversight of Our Executive Compensation Program

The Committee oversees the compensation of our named executive officers and is composed of Messrs. Weiguo Wang, Arnold Staloff and Xin Li, each an independent director as defined under the listing standards of NASDAQ. The Committee has adopted a charter, a copy of which is posted on our website at www.smartheatinc.com, which sets forth the responsibilities and powers of the Committee. The Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our named executive officers and for the administration of our equity incentive plans, including the approval of grants under such plans to our named executive officers. The Committee also reviews the performance of our Chairman, President and Chief Executive Officer in light of our business goals and objectives and recommends the compensation of our Chairman, President and Chief Executive Officer for approval by all independent directors serving on the Board of Directors.

Objectives and Philosophy of Our Compensation Program

Our compensation program is designed to attract, motivate and retain key employees and to align the long-term interests of the named executive officers with those of our shareholders. The philosophy that the Committee uses to set executive compensation levels and structures is based on the following principles:

•
Retain and attract qualified executives – The compensation of our executives must be competitive with the organizations with which we compete for talent so that we may attract and retain talented and experienced executives.

•
Reward outstanding performance – A significant portion of our executives’ compensation should be subject to corporate performance measures and therefore be “at risk.” Performance-based compensation can vary widely from year to year depending on an executive’s performance and the economic tensions relating to our business.

•
Align compensation with our strategic business objectives – We believe that a component of our executives’ compensation should be related to the degree to which we meet or exceed both our short and long-term strategic business objectives.

•
Align the interests of our executives with those of our stockholders – Equity-based awards can be an effective means of aligning an executive’s financial interests with those of our stockholders by providing value to the executive only if the market price of our stock increases.

In addition, we believe that compensation programs for our named executive officers should be tailored appropriately to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us.

The Role of Our Chairman, President and Chief Executive Officer in Determining Executive Compensation

The Committee, working with our Chairman, President and Chief Executive Officer, evaluates and approves all compensation regarding our named executive officers. Our other named executive officers report directly to our Chairman, President and Chief Executive Officer, who supervises their day-to-day performance. Accordingly, our Chairman, President and Chief Executive Officer establishes the criteria and any targets used to determine bonuses, including each other named executive officer’s individual performance and company-based performance factors, and makes recommendations to the Committee regarding salaries, bonuses and equity awards for the other named executive officers. Our Chairman, President and Chief Executive Officer is not involved in decisions relating to his own compensation.

Compensation Consultant

The Committee has the exclusive authority to hire compensation, accounting, legal or other advisors. In connection with any such hiring, the Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Committee with data regarding compensation trends, assisting the Committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions. The Committee did not retain an outside compensation consultant in 2010.

Components of Compensation

The principal components of compensation and employment arrangements during 2010 included:

•	Base salary;
•	Long-term equity awards; and

•	Other personal benefits.

These components were selected because the Committee believes that a combination of salary, incentive pay and benefits is necessary to help us attract and retain the executive talent upon which our success depends. We have no pre-established policy or target for the allocation between either cash and non-cash or short and long-term incentive compensation. Rather, the Committee reviews our performance and that of each executive and determines the appropriate level and mix of compensation elements.

Base Salary

We use base salary to compensate our named executive officers fairly and competitively based upon the particular executive’s experience and historical performance and on a number of other factors, including: informal data regarding salaries for comparable positions at other companies; geographic location and cost of living; the scope of the executive’s responsibilities and the size and importance of the executive’s business unit; and considerations of internal pay parity. This is the most stable component of our compensation program, as this amount is not at risk. The salaries of our named executive officers were originally determined in the course of negotiations over their labor contracts and based, in part, on their beneficial ownership of our common stock. Because the base salary compensation of our named executive officers are governed by labor contracts, the Committee’s decisions regarding the compensation of our named executive officers, other than any discretionary compensation and equity awards, are limited by the terms of such labor contracts. In 2010, we did not award any cash bonuses to our named executive officers.

Long-term Equity Awards

We believe that equity awards provide a strong alignment between the interests of our named executive officers and our shareholders. The equity compensation component allows the Committee to promote the retention of our named executive officers and provide an incentive for our named executive officers to balance their focus on short and long-term strategic goals appropriately. Our long-term equity awards consist principally of grants of options to purchase our common stock made pursuant to our 2010 Equity Incentive Plan as approved by our shareholders. Typically, an executive will be granted options upon beginning employment and remain eligible for periodic grants thereafter. When making its equity award decisions, the Committee determines the size of each grant after receiving advice from our Chairman, President and Chief Executive Officer and after taking into account a number of factors, including the grantee’s current beneficial ownership of our common stock. To ensure that any grants made provide for retention and both short and long-term incentives, a typical grant vests over a period of at least two years in equal annual increments, subject to the continued employment of the executive. Stock options are granted with an exercise price equal to the fair market value of shares of our common stock on the grant date. The exercise price is based on the closing price per share of our common stock as reported on the NASDAQ on the grant date. For holders of greater than 10% of our common stock outstanding, the exercise price for any stock option grant will be 110% of the closing price of our common stock on the grant date. We do not intend to grant options while in possession of material non-public information, except on the date of hire to newly hired executive officers.

On February 1, 2010, the Committee granted options to purchase an aggregate of 50,000 shares of our common stock to Xudong Wang at the then current market price of $11.85 per share. One half of Mr. Wang’s options vest on June 30, 2011, with the balance vesting on June 29, 2012. The options expire five years from the date of vesting, except if terminated earlier for cause. The Committee made no other grants of equity awards in 2010.

The Committee believes that Jun Wang currently own or holds a sufficient amount of our common stock to provide appropriate long-term incentives. As of December 31, 2010, Mr. Wang beneficially owned approximately 8.83% of our common stock outstanding. The Committee believes that the significant beneficial ownership of Mr. Wang encourages a long-term focus on our sustainable performance and aligns his interests with those of our shareholders.

Other Personal Benefits

The labor contracts entered into by each of our named executive officers provide for social insurance as required by state and provincial regulations, including pension, unemployment, basic medical and workplace injury insurance. We do not maintain health and welfare plans for our named executive officers other than those generally available to all of our salaried employees pursuant to their labor contracts. Certain executives, including our named executive officers, receive additional benefits, including reimbursement of business-related expenses.

The labor contracts entered into by each of our named executive officers specify the conditions under which the contracts may be terminated and set forth minimum severance payments pursuant to the relevant PRC employment contract laws, which generally equal one month’s salary for each year of employment in cases where termination is initiated other than for “cause.” We do not have any other existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control.

Tax and Accounting Considerations

We account for stock-based compensation in accordance with the requirements of ASC 718. We also take into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation.

Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to each of the company’s chief executive officer and the four other most highly compensated officers, except for compensation that is “performance-based.” Non-performance-based compensation paid to our named executive officers during 2010 did not exceed the $1.0 million limit per officer, and we do not expect the non-performance-based compensation to be paid to our named executive officers during 2011 to exceed that limit. Because it is unlikely that the cash compensation payable to any of our named executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our named executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any named executive officer ever approach the $1.0 million level.

Risks Associated with Our Compensation Policies and Practices

We believe that our compensation policies and practices for all employees, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2010, Messrs. Wang, Staloff, Li and Lin served as members of our Compensation Committee. None of Messrs. Wang, Staloff or Lin has ever served as an officer or employee of the company or any of its subsidiaries. Mr. Lin, who resigned from the Compensation Committee effective as of June 29, 2010, was an employee of the company throughout the year ended December 31, 2010. None of our executive officers has served as a director or member of the compensation committee of another entity at which an executive officer of such entity is also a director of our company.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
THE COMPENSATION COMMITTEE

Weiguo Wang, Chair
Arnold Staloff
Xin Li

Executive Compensation

The following table sets forth information concerning the compensation for the years ended December 31, 2010, 2009 and 2008, of each of our named executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)(1)	($)	($)	($)	($)
Jun Wang	2010	150,000	0	0	0	0	0	0	150,000
Chairman, President and	2009	18,000	0	0	0	0	0	0	18,000
Chief Executive Officer	2008	18,000	0	0	0	0	0	0	18,000
Zhijuan Guo	2010	22,000	0	0	0	0	0	0	22,000
Chief Financial Officer	2009	18,000	0	0	0	0	0	0	18,000
	2008	10,684	0	0	0	0	0	0	10,684
Xudong Wang(2)	2010	120,000	0	0	367,107	0	0	0	487,107
Vice President of
Strategy and Development

(1)
Amount shown reflects aggregate grant date fair value of options and do not reflect whether the recipient actually has realized a financial benefit from such grant, such as by exercising the options. A discussion of the assumptions used in calculating the award values may be found in Note 15 to our consolidated financial statements contained herein.

(2)	Xudong Wang joined the company and was appointed Vice President of Strategy and Development on February 1, 2010.

The following table sets forth information concerning the grants of awards to each of our named executive officers for the year ended December 31, 2010.

Grants of Plan-Based Awards for 2010
Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		(#)	(#)	($/Sh)	($)
Jun Wang	-	-	-	-	-
Zhijuan Guo	-	-	-	-	-
Xudong Wang	02/01/2010	-	50,000	11.85	367,107

The following table sets forth information concerning the outstanding equity awards held by each of our named executive officers at December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End for 2010
	Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	($)	Date
Jun Wang	-	-	-	-
Zhijuan Guo	-	-	-	-
Xudong Wang	-	25,000(1)	11.85	06/30/2016
	-	25,000(2)	11.85	06/29/2017

(1)	Options with life of 5 years vesting on June 30, 2011.
(2)	Options with life of 5 years vesting on June 29, 2012.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On January 1, 2008, Taiyu entered into a 3-year employment agreement with Jun Wang, which agreement was renewed on the same terms through December 31, 2013, upon mutual agreement between Mr. Wang and Taiyu. Pursuant to the terms of his employment agreement, Mr. Wang shall receive a salary in an amount that is not less than the lowest minimum wage per month paid in Shenyang and shall be based on the uniform wage and incentive system in Shenyang. Effective on February 1, 2010, the Compensation Committee approved an increase in the annual compensation of Mr. Wang to a base salary of $150,000 per year.

On January 1, 2008, Taiyu entered into a 3-year employment agreement with Zhijuan Guo, which agreement was renewed on the same terms through December 31, 2013, upon mutual agreement between Ms. Guo and Taiyu. Pursuant to the terms of her employment agreement, Ms. Guo shall receive a salary in an amount that is not less than the lowest minimum wage per month paid in Shenyang and shall be based on the uniform wage and incentive system in Shenyang. In addition, Ms. Guo shall be entitled to overtime pay in accordance with the applicable law.

On February 1, 2010, SmartHeat entered into an employment agreement with Xudong Wang for a term ending on June 30, 2013. Mr. Wang is compensated at RMB70,000 (US$10,648) per month and eligible for annual cash bonuses at the sole discretion of the Board of Directors.

Each of the above employment agreements contains provisions prohibiting competition by such officers following their employment with us.

Change-In-Control and Separation Agreements

Our employment agreements with Jun Wang and Zhijuan Guo specify the conditions under which the agreements may be terminated and set forth minimum severance payments according to the relevant laws and regulations of local governmental authorities and the PRC.

Our employment agreement with Xudong Wang specifies the conditions under which the agreement may be terminated and stipulates that Mr. Wang shall not be entitled to severance payments upon termination.

We do not have any other existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control.

Grants of Plan-Based Awards

Pursuant to his employment agreement, we granted Xudong Wang options on February 1, 2010, to purchase 50,000 shares of our common stock at an exercise price per share of $11.85. The options have a life of 5 years, with options to purchase 25,000 shares of our common stock vesting on June 30, 2011, and the remaining options to purchase 25,000 shares of our common stock vesting on June 29, 2012.

Equity Incentive Plans

On May 25, 2010, our shareholders approved the 2010 Equity Incentive Plan authorizing the issuance of up to 1,000,000 shares of our common stock. We can grant awards under the Plan to our officers, directors and employees pursuant to the guidelines set forth in the Plan. We made no grants of options to our named executive officers under the Plan during 2010.

Option Exercises and Stock Vested

There were no options exercised by or stock awards vesting to any of our named executive officers during 2010.

Pension Benefits

We currently do not have any defined pension plan for our named executive officers. Pursuant to their employment agreements, we shall provide to such officers all the necessary insurances and social welfares, including but not limited to medical, work injury, maternity, retirement and unemployment insurance and housing fund, according to our policies and the relevant laws and regulations of local governmental authorities and the PRC.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We currently do not have nonqualified defined contribution or other plans that provides for the deferral of compensation for our named executive officers nor do we currently intend to establish any such plan.

Compensation of Directors

The following table sets forth information concerning the compensation of our directors for the year ended December 31, 2010.

Director Compensation Table for 2010
	Fees Earned or Paid in Cash	Option Awards		All Other Compensation		Total
Name and principal position	($)	($)		($)		($)
Jun Wang, Chairman	-	-		-		-
Arnold Staloff	50,000	1,839	(1)	15,000	(2)	66,839
Weiguo Wang	12,000	-		-		12,000
Wenbin Lin	-	-		-		-
Xin Li	17,910	-		-		17,910

(1)
On July 17, 2008, Mr. Staloff was awarded options to purchase 10,000 shares of our common stock at an exercise price of $4.60 per share, with a life of 5 years and vesting over 3 years. As of December 31, 2010, Mr. Staloff holds vested options to purchase 6,666 shares of our common stock. The remaining 3,334 options will vest on July 17, 2011. The options were valued using a volatility of 15%, risk free interest rate of 2.76%, and dividend yield of 0%.

(2)	On February 1, 2010, the Board of Directors awarded Mr. Staloff a bonus of $15,000.

Narrative Disclosure to Director Compensation Table

Mr. Staloff receives compensation of $50,000 per annum, paid in equal quarterly installments. This fee includes $10,000 for serving as Chair of the Audit Committee. Messrs. Weiguo Wang and Xin Li are each entitled to receive base fees of $12,000 per year, paid in equal quarterly installments. Messrs. Staloff, Wang and Li are eligible to receive grants of options to purchase our common stock under the 2010 Equity Incentive Plan.

We do not compensate our non-independent directors, such as Messrs. Jun Wang and Wenbin Lin, for serving as our directors, although they are entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

The directors may determine remuneration to be paid to the directors with interested members of the Board refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

We do not maintain a medical, dental or retirement benefits plan for the directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected GKM as the independent registered certified public accounting firm to audit the books and accounts of our company and our subsidiaries for the fiscal year ending December 31, 2010. GKM has served as our independent accountant since September 3, 2008. The following table presents the aggregate fees billed for professional services rendered by GKM for the years ended December 31, 2010 and 2009.

	2010	2009
Audit fees	$217,500	$137,500
Audit-related fees	2,500	30,000
Tax fees	0	0
All other fees	0	0

In the above table, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements and services normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees billed by the independent accountant for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

Audit Committee’s Pre-Approval Policy

It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent accountants. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all audit and audit-related services provided by GKM during the fiscal year ended December 31, 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (Committee) of the board of directors of SmartHeat is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Committee operates pursuant to a charter that is available on our website at www.smartheatinc.com.

The Committee oversees SmartHeat’s financial reporting process and internal control structure on behalf of the board of directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of SmartHeat’s internal control over financial reporting. SmartHeat’s independent auditors are responsible for expressing an opinion as to the conformity of SmartHeat’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of SmartHeat’s internal control over financial reporting.

In performing its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in SmartHeat’s Annual Report on Form 10-K for the year ended December 31, 2010. The Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and the Committee discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee unanimously recommended to the board of directors that the audited consolidated financial statements be included in SmartHeat’s Annual Report on Form 10-K for the year ended December 31, 2010.

AUDIT COMMITTEE
Arnold Staloff, Chair
Weiguo Wang
Xin Li

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
Nominees

The Nominating and Corporate Governance Committee recommended, and the board of directors nominated:

•	Jun Wang,
•	Xin Li,
•	Arnold Staloff,
•	Weiguo Wang, and
•	Qingtai Kong

as nominees for election as members of our board of directors at the Annual Meeting. At the Annual Meeting, five directors will be elected to the board of directors.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees. In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

The sections titled “Directors and Executive Officers” and “Consideration of Director Nominees” on pages 9-11 and 12-13 of this proxy statement contain more information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the board of directors to determine that these nominees should serve as directors of SmartHeat.

Required Vote

The five nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of the above mentioned nominees.

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Goldman Kurland and Mohidin, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011. During the fiscal year ended December 31, 2010, Goldman Kurland and Mohidin LLP served as our independent registered public accounting firm. See “Independent Registered Public Accounting Firm” on page 24 of this proxy statement. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of SmartHeat and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Goldman Kurland and Mohidin, LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Goldman Kurland and Mohidin, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Goldman Kurland and Mohidin, LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Goldman Kurland and Mohidin, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NUMBER 3
APPROVAL OF 2010 COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for 2010.

Our executive compensation program and compensation paid to our named executive officers are described on pages 17-23 of this proxy statement. Our compensation programs are overseen by our Compensation Committee and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support four primary business objectives:

•	Retain and attract qualified executives.

•	Reward outstanding performance.

•	Align compensation with our strategic business objectives.

•	Align the interests of our executives with those of our stockholders.

Required Vote

You may vote for or against the following resolution, or you may abstain. Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Because this vote is advisory, it will not be binding upon our board of directors. However, the Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

“RESOLVED, that the stockholders approve the compensation awarded to SmartHeat’s named executive officers for 2010, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Recommendation

Our board of directors recommends a vote “FOR” the approval of the foregoing resolution.

PROPOSAL NUMBER 4
DETERMINE FREQUENCY OF STOCKHOLDER ADVISORY VOTE REGARDING
COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote about how often we should present stockholders with the opportunity to vote on compensation awarded to our named executive officers. You may elect to have the vote held every year, every two years, or every three years, or you may abstain. We recommend that this advisory vote be held once every three years, but stockholders are not voting to approve or disapprove of that recommendation. We believe that a triennial voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.

Required Vote

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our board of directors. However, the Compensation Committee will consider the outcome of the stockholder vote, along with other relevant factors, in recommending a voting frequency to our board of directors.

Recommendation

Our board of directors recommends a vote for a frequency of once every “3 YEARS” for the stockholder advisory vote on compensation awarded to our named executive officers.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

SMARTHEAT INC
SHENYANG ECONOMIC AND TECH DEV ZONE
A-1, 10,STREET 7
SHENYANG, CHINA 110141

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Jun Wang 02 Weiguo Wang 03 Qingtai Kong 04 Arnold Staloff 05 Xin Li

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000112278_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

SMARTHEAT INC
Annual Meeting of Shareholders
September 23, 2011 10:00 AM Local China Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of SmartHeat Inc. a Nevada corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated August 8, 2011, and hereby constitutes and appoints Jun Wang and Zhijuan Guo, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company's Common Stock which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held on September 23, 2011 at 10:00 am (Local China Time), and at any adjournment or postponement thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000112278_2 R1.0.0.11699